Exhibit 10.7

FIFTH AMENDMENT

OF

ENTEGRIS, INC.

401(k) SAVINGS AND PROFIT SHARING PLAN

(2005 Restatement)

WHEREAS, Entegris, Inc. (the “Principal Sponsor”) has heretofore established and maintains a 401(k) and profit sharing plan which was amended and restated in a document effective August 5, 2005, and entitled “ENTEGRIS, INC. 401(k) SAVINGS AND PROFIT SHARING PLAN (2005 Restatement),” as amended (collectively, the “Plan Statement”); and

WHEREAS, The Principal Sponsor has reserved to itself the power to make further amendments of the Plan Statement.

NOW, THEREFORE, The Plan Statement is hereby amended as follows:

1. EGTRRA-TOP HEAVY PROVISIONS. Effective for Plan Years beginning on or after January 1, 2002, Section 1.10(b) of Appendix B to the Plan Statement shall be amended to read in full as follows:

(b)	For the purpose of determining the present value of the cumulative accrued benefit for any employee under a defined benefit plan, or the amount of the account of any employee under a defined contribution plan, such present value or amount shall be increased by the aggregate distributions made with respect to such employee under the plan on account of severance from employment, death or disability during the one (1) year period ending on the determination date and the aggregate distributions made with respect to such employee under the plan for any other reason during the five (5) year period ending on the determination date.

2. SAVINGS CLAUSE. Save and except as herein expressly amended, the Plan Statement shall continue in full force and effect.